Exhibit 99.1

Cohu Reports First Quarter 2018 Results
•	Sales up 17% year-over-year to $95.2 million
•	Early acceptance of new Eclipse XTA accelerates handler share gains
•	GAAP earnings per share of $0.28; non-GAAP adjusted earnings per share of $0.36
POWAY, Calif., May 8, 2018 -- Cohu, Inc. (NASDAQ: COHU), a leading supplier of semiconductor equipment, today reported fiscal 2018 first quarter net sales of $95.2 million and GAAP income of $8.1 million or $0.28 per share.  Cohu also reported first quarter 2018 non-GAAP income of $10.5 million or $0.36 per share. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2018	Q4 FY 2017	Q1 FY 2017

Net sales	$95.2	$84.1	$81.1
Income	$8.1	$6.9	$6.8
Income per share	$0.28	$0.23	$0.24

Non-GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2018	Q4 FY 2017 (2)	Q1 FY 2017

Income	$10.5	$8.2	$9.9
Income per share	$0.36	$0.28	$0.35

(1)	All amounts presented are from continuing operations.
(2)	Non-GAAP results for the three months ended December 30, 2017, have been revised to exclude costs incurred related to the acquisition of Xcerra.
Total cash and investments at the end of the first quarter were $139.7 million.
Luis Müller, President and Chief Executive Officer of Cohu stated, “Results generally exceeded our revised guidance due to the accelerated ramp of thermal subsystems for mobile processor test.  We captured two new large customers in the first quarter, saw continued momentum to support our growth projections for our contactor business, and launched the new Eclipse XTA that enables interface to factory robots and incorporates new diagnostics and process monitoring capabilities in support of Industry 4.0 standards.”
Müller concluded, “We have solid order momentum and good visibility into automotive, IoT and industrial markets and project first half 2018 sales to grow approximately 11% year-over-year.”
Cohu expects second quarter 2018 sales to be approximately $99 million.  Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on July 27, 2018 to shareholders of record on June 15, 2018.
Information Regarding Today’s Announcement Regarding Definitive Merger Agreement with Xcerra Corporation:
In a separate press release, Cohu announced that it has entered into a definitive merger agreement with Xcerra Corporation (Xcerra) under which Cohu will acquire Xcerra for approximately $796 million.  Details regarding the transaction can be found in the press release dated May 8, 2018, entitled “Cohu to Acquire Xcerra Creating Global Leader in Back-end Semiconductor Equipment,” which is accessible on Cohu’s website.

Conference Call Information:
Cohu will host a live conference call and webcast to discuss its first quarter 2018 results as well as the transaction with Xcerra on Tuesday, May 8, 2018 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time.  Interested investors and analysts are invited to dial into the conference call by using 1-877-407-8031 (domestic) or +1-201-689-8031 (international). Webcast access is available on the Investor Information section of the company’s website at www.cohu.com and will include a slide presentation.
The teleconference replay will be available through June 8, 2018. The replay dial-in number is 1-877-481-4010 (domestic) or +1-919-882-2331 (international) using pass code 28490. The webcast replay will be available on the website through May 8, 2019.
About Cohu:
Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors.
Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures, including non-GAAP Income and Income (adjusted earnings) per share, that supplement the Company's Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, acquisition related costs, fair value adjustment to contingent consideration, purchase accounting inventory step-up included in cost of sales, the reduction of an uncertain tax position liability and related indemnification receivable and U.S. Tax Reform. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes.  The Company's management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity.  Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management.  However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements regarding capturing new customers; progress and growth in contactor business; launch of Eclipse XTA, first half 2018 order momentum and visibility; first half 2018 year-over-year growth projections; Cohu’s second quarter 2018 sales forecast, guidance and effective tax rate; and all statements regarding the acquisition of Xcerra are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted.  Such risks and uncertainties include, but are not limited to, risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017; geopolitical issues; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers; rapid technological change; and significant risks associated with the Xcerra transaction including but not limited to (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Cohu and Xcerra to consummate the proposed transaction, including as a result of the failure of Cohu to obtain or provide on a timely basis or at all the necessary financing, (iii) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, (v) potential litigation relating to the proposed transaction that could be instituted against Cohu, Xcerra, or their respective directors, (vi) possible disruptions from the proposed transaction that could harm Cohu’s and/or Xcerra’s respective businesses, (vii) the ability of Cohu or Xcerra to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Cohu’s or Xcerra’s financial performance, (x) certain restrictions during the pendency of the proposed transaction that may impact Cohu’s or Xcerra’s ability to pursue certain business opportunities or strategic transactions, (xi) the adverse impact to Cohu’s operating results from interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt, and (xii) continued availability of capital and financing and rating agency actions. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q, and in the Registration Statement on Form S-4 that has or will be filed by Cohu with the SEC containing a prospectus with respect to the Cohu common stock to be issued in the proposed Xcerra transaction and a joint proxy statement of Cohu and Xcerra in connection with the proposed transaction that is or will be contained therein. The forward-looking statements included in this release are not assurances, and speak only as of the date of this release, and Cohu does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Participants in the Solicitation:
Cohu, Xcerra, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Xcerra stockholders or Cohu stockholders generally, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC.  Information regarding Xcerra’s directors and executive officers and their beneficial ownership of Xcerra common stock is also set forth in Xcerra’s proxy statement on Schedule 14A filed with the SEC on September 5, 2017, and in its Annual Report on Form 10-K for the year ended July 31, 2017, and is supplemented by other public filings made, and to be made, with the SEC by Xcerra.  These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Xcerra Investor Relations page on its corporate website at https://Xcerra.com/investors.  Information concerning Cohu’s directors and executive officers and their beneficial ownership of Cohu’s common stock is set forth in Cohu’s annual proxy statement on Schedule 14A filed with the SEC on April 3, 2018, and in its Annual Report on Form 10-K for the year ended December 31, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Cohu Investor Relations page on its corporate website at https://Cohu.gcs-web.com.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available.  You may obtain copies of the documents described in the preceding sentence when they become available free of charge by visiting the SEC’s website at www.sec.gov.
Additional Information and Where You Can Find It:
Cohu will file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus and other documents concerning the proposed transaction.  The definitive Joint Proxy Statement/Prospectus will be delivered to the stockholders of Xcerra and Cohu after the Registration Statement is declared effective by the SEC. This communication is not a substitute for the Registration Statement, the definitive Joint Proxy Statement/Prospectus or any other documents that Xcerra or Cohu may file or may have filed with the SEC, or will send or have sent to stockholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of these documents (when they become available) and other documents filed by Xcerra and Cohu with the SEC at the SEC’s website at www.sec.gov.  The Joint Proxy Statement/Prospectus and other documents filed by Xcerra or Cohu may also be obtained free of charge by visiting the Xcerra Investor Relations page on its corporate website at https://Xcerra.com/investors or by contacting Xcerra Investor Relations by telephone at (781) 467-5063 or by mail at Xcerra Investor Relations, Xcerra Corporation, 825 University Avenue, Norwood, MA 02062, attention Rich Yerganian or by visiting the Cohu Investor Relations page on its corporate website at https://Cohu.gcs-web.com or by contacting Cohu Investor Relations by telephone at (858) 848-8106 or by mail at Cohu Corporate Headquarters, 12367 Crosthwaite Circle, Poway, CA 92064, attention Jeffrey D. Jones.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.
Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)
	March 31,	March 25,
	2018	2017

Net sales	$95,150	$81,097
Cost and expenses:
Cost of sales	55,599	48,841
Research and development	11,775	9,776
Selling, general and administrative	17,763	14,460
	85,137	73,077
Income from operations	10,013	8,020
Interest and other, net	236	101
Income from continuing operations before taxes	10,249	8,121
Income tax provision	2,127	1,358
Income from continuing operations	8,122	6,763

Discontinued operations:
Income (loss) from discontinued operations before taxes	-	-
Income tax provision	-	-
Income from discontinued operations	-	-
Net income	$8,122	$6,763

Income per share:
Basic:
Income from continuing operations	$0.28	$0.25
Income from discontinued operations	-	-
	$0.28	$0.25

Diluted:
Income from continuing operations	$0.28	$0.24
Income from discontinued operations	-	-
	$0.28	$0.24

Weighted average shares used in
computing income per share:
Basic	28,602	26,978
Diluted	29,531	28,252

(1)	The three-month periods ended March 31, 2018 and March 25, 2017, were comprised of 13 weeks and 12 weeks, respectively.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	March 31,	December 30,
	2018	2017
Assets:
Current assets:
Cash and investments	$139,730	$155,615
Accounts receivable	85,176	71,125
Inventories	62,676	62,085
Other current assets	9,924	8,613
Total current assets	297,506	297,438
Property, plant & equipment, net	35,122	34,172
Goodwill	66,784	65,613
Intangible assets, net	16,131	16,748
Other assets	7,175	6,486
Total assets	$422,718	$420,457

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$2,914	$6,608
Other current liabilities	75,237	78,659
Total current liabilities	78,151	85,267
Other noncurrent liabilities	46,215	46,099
Stockholders’ equity	298,352	289,091
Total liabilities & stockholders’ equity	$422,718	$420,457

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 30,	March 25,
	2018	2017	2017
Income from operations - GAAP basis (a)	$10,013	$4,666	$8,020

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales	121	96	83
Research and development	349	198	316
Selling, general and administrative (SG&A)	1,199	1,377	1,318
	1,669	1,671	1,717
Amortization of intangible assets included in (c):
Cost of sales	676	674	768
SG&A	398	370	342
	1,074	1,044	1,110

Manufacturing transition and severance costs included in SG&A (d)	(13)	50	104

Adjustment to contingent consideration included in SG&A (e)	(147)	755	-

Acquisition costs included in SG&A (f)	296	69	187

Inventory step-up included in cost of sales (g)	-	-	347

Reduction of indemnification receivable included in SG&A (h)	-	1,172	-
Income from operations - non-GAAP basis (i)	$12,892	$9,427	$11,485

Income from continuing operations - GAAP basis	$8,122	6,895	$6,763
Non-GAAP adjustments (as scheduled above)	2,879	4,761	3,465
Tax effect of non-GAAP adjustments (j) (h)	(501)	(1,460)	(376)
U.S. Tax Reform (k)	-	(2,022)	-
Income from continuing operations - non-GAAP basis	$10,500	$8,174	$9,852

GAAP income from continuing operations per share - diluted	$0.28	0.23	$0.24

Non-GAAP income from continuing operations per share - diluted (l)	$0.36	0.28	$0.35

Gross Profit Reconciliation
Gross profit - GAAP basis	$39,551	$34,423	$32,256
Non-GAAP adjustments to cost of sales (as scheduled above)	797	770	1,198
Gross profit - Non-GAAP basis	$40,348	$35,193	$33,454
Non-GAAP gross profit as a percentage of net sales	42.4%	41.9%	41.3%

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.  Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding the impact of U.S. Tax Reform provides better comparability to our historical and future tax provisions. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.
(a)	10.5%, 5.5% and 9.9% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)
To eliminate professional fees and other direct incremental expenses incurred related to the acquisitions. Amounts presented for the period ended December 30, 2017, have been revised to exclude costs incurred related to the acquisition of Xcerra.

(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Kita.
(h)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(i)	13.5%, 11.2% and 14.2% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)
To eliminate impact from the Tax Cuts and Jobs Act enacted on December 22, 2017 (U.S. Tax Reform), and includes provisional estimates of (i) the one-time transition tax, net of foreign tax credits and operating losses, on earnings of foreign subsidiaries that were previously deferred from U.S. tax; (ii) the impact of U.S. tax rate reduction and changes to net operating loss rules on our net deferred taxes and (iii) the accrual of foreign taxes in the event certain funds are repatriated to the U.S.

(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.